                                                                     Exhibit 4.3

================================================================================

                                   $50,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF JUNE 9, 2000

                                      AMONG

                             CORRPRO COMPANIES, INC.

                            CSI COATING SYSTEMS INC.

                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                          BANK ONE, MICHIGAN, AS AGENT

                                       AND

                   BANC ONE CAPITAL MARKETS, INC., AS ARRANGER
================================================================================

                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                                                                        PAGE
-------                                                                                                        ----

ARTICLE I.          DEFINITIONS...................................................................................1
         1.1        Definitions...................................................................................1
         1.2        Rules of Construction........................................................................16

ARTICLE II.         THE CREDITS..................................................................................17
         2.1        Commitments..................................................................................17
         2.2        Repayment of Loans; Evidence of Debt.........................................................17
         2.3        Procedures for Revolving Credit Borrowing....................................................18
         2.4        Termination or Reduction of Commitments......................................................19
         2.5        Facility and Agent Fees......................................................................19
         2.6        Optional and Mandatory Principal Payments on All Loans.......................................19
         2.7        Conversion and Continuation of Outstanding Advances..........................................20
                    2.7.1    Advances............................................................................20
                    2.7.2    Canadian Advances...................................................................20
         2.8        Interest Rates, Interest Payment Dates; Interest and Fee Basis...............................21
         2.9        Rates Applicable After Default...............................................................21
         2.10       Pro Rata Payment, Method of Payment..........................................................22
         2.11       Telephonic Notices...........................................................................23
         2.12       Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..............23
         2.13       Lending Installations........................................................................23
         2.14       Non-Receipt of Funds by the Agent............................................................23
         2.15       Facility Letters of Credit...................................................................23
                    2.15.1   Obligation to Issue.................................................................23
                    2.15.2   Conditions for Issuance.............................................................24
                    2.15.3   Procedure for Issuance of Facility Letters of Credit................................24
                    2.15.4   Reimbursement Obligations...........................................................25
                    2.15.5   Participation.......................................................................25
                    2.15.6   Compensation for Facility Letters of Credit.........................................27
                    2.15.7   Letter of Credit Collateral Account.................................................27
                    2.15.8   Nature of Obligations...............................................................27
         2.16       Swing Loans..................................................................................28
                    (a)      Making of Swing Loans...............................................................28
                    (b)      Swing Loan Borrowing Requests.......................................................28
                    (c)      Repayment of Swing Loans............................................................28
         2.17       Application of Payments with Respect to Defaulting Lenders...................................29
         2.18       Amendment and Restatement....................................................................29
         2.19       Security.....................................................................................29

ARTICLE III.        YIELD PROTECTION; TAXES......................................................................30
         3.1        Yield Protection.............................................................................30
         3.2        Changes in Capital Adequacy Regulations......................................................31
         3.3        Availability of Types of Advances............................................................31
         3.4        Funding Indemnification......................................................................31
         3.5        Taxes  ......................................................................................32

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

         3.6        Lender Statements; Survival of Indemnity.....................................................33
         3.7        No Duplication...............................................................................33

ARTICLE IV.         CONDITIONS PRECEDENT.........................................................................34
         4.1        Initial Credit Extension.....................................................................34
         4.2        Each Credit Extension........................................................................36

ARTICLE V.          REPRESENTATIONS AND WARRANTIES...............................................................36
         5.1        Existence and Standing.......................................................................36
         5.2        Authorization and Validity...................................................................36
         5.3        No Conflict; Government Consent..............................................................36
         5.4        Financial Statements.........................................................................37
         5.5        Material Adverse Change......................................................................37
         5.6        Taxes........................................................................................37
         5.7        Litigation and Contingent Obligations........................................................37
         5.8        Subsidiaries.................................................................................37
         5.9        ERISA........................................................................................38
         5.10       Accuracy of Information......................................................................38
         5.11       Regulation U.................................................................................38
         5.12       Material Agreements..........................................................................38
         5.13       Compliance With Laws.........................................................................38
         5.14       Ownership of Properties......................................................................38
         5.15       Plan Assets; Prohibited Transactions.........................................................38
         5.16       Environmental Matters........................................................................38
         5.17       Investment Company Act.......................................................................39
         5.18       Public Utility Holding Company Act...........................................................39
         5.19       Canadian Borrower............................................................................39
         5.20       Collateral Documents.........................................................................39

ARTICLE VI.         COVENANTS....................................................................................40
         6.1        Financial Reporting..........................................................................40
         6.2        Use of Proceeds..............................................................................41
         6.3        Notice of Default............................................................................41
         6.4        Conduct of Business..........................................................................41
         6.5        Taxes........................................................................................41
         6.6        Insurance....................................................................................41
         6.7        Compliance with Laws.........................................................................42
         6.8        Maintenance of Properties....................................................................42
         6.9        Inspection...................................................................................42
         6.10       Dividends....................................................................................42
         6.11       Indebtedness.................................................................................42
         6.12       Merger.......................................................................................43
         6.13       Sale of Assets...............................................................................43
         6.14       Investments and Acquisitions.................................................................43
         6.15       Liens........................................................................................44
         6.16       Affiliates...................................................................................45
         6.17       Financial Contracts..........................................................................45
         6.18       Additional Covenants.........................................................................45
         6.19       Financial Covenants..........................................................................45
                    6.19.1   Consolidated Fixed Charge Coverage Ratio............................................45
                    6.19.2   Leverage Ratio......................................................................45

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
                    6.19.3   Minimum Consolidated Net Worth......................................................45
         6.20       Additional Security and Collateral...........................................................45

ARTICLE VII.        DEFAULTS.....................................................................................46

ARTICLE VIII.       ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...............................................47
         8.1        Acceleration; Facility LC Collateral Account.................................................47
         8.2        Amendments...................................................................................48
         8.3        Preservation of Rights.......................................................................49

ARTICLE IX.         GUARANTEE....................................................................................49
         9.1        Guarantee....................................................................................49
         9.2        No Subrogation...............................................................................50
         9.3        Amendments, etc. with respect to the Obligations; Waiver of Rights...........................50
         9.4        Guarantee Absolute and Unconditional.........................................................51
         9.5        Reinstatement................................................................................51
         9.6        Payments.....................................................................................51

ARTICLE X.          GENERAL PROVISIONS...........................................................................52
         10.1       Survival of Representations..................................................................52
         10.2       Governmental Regulation......................................................................52
         10.3       Headings.....................................................................................52
         10.4       Entire Agreement.............................................................................52
         10.5       Several Obligations; Benefits of this Agreement..............................................52
         10.6       Expenses; Indemnification....................................................................52
         10.7       Numbers of Documents.........................................................................53
         10.8       Accounting...................................................................................53
         10.9       Severability of Provisions...................................................................53
         10.10      Nonliability of Lenders......................................................................53
         10.11      Confidentiality..............................................................................53
         10.12       Nonreliance.................................................................................53

ARTICLE XI.         THE AGENT....................................................................................54
         11.1       Appointment; Nature of Relationship..........................................................54
         11.2       Powers.......................................................................................54
         11.3       General Immunity.............................................................................54
         11.4       No Responsibility for Loans, Recitals, etc...................................................54
         11.5       Action on Instructions of Lenders............................................................55
         11.6       Employment of Agents and Counsel.............................................................55
         11.7       Reliance on Documents; Counsel...............................................................55
         11.8       Agent's Reimbursement and Indemnification....................................................55
         11.9       Notice of Default............................................................................55
         11.10      Rights as a Lender...........................................................................56
         11.11      Lender Credit Decision.......................................................................56
         11.12      Successor Agent..............................................................................56
         11.13      Agent's Fee..................................................................................57
         11.14      Delegation to Affiliates.....................................................................57

ARTICLE XII.        SETOFF; RATABLE PAYMENTS.....................................................................57
         12.1       Setoff ......................................................................................57
         12.2       Ratable Payments.............................................................................57

                                      iii
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
ARTICLE XIII.       BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS............................................57
         13.1       Successors and Assigns.......................................................................57
         13.2       Participations...............................................................................58
                    13.2.1.  Permitted Participants; Effect......................................................58
                    13.2.2.  Voting Rights.......................................................................58
                    13.2.3.  Benefit of Setoff...................................................................58
         13.3       Assignments..................................................................................58
                    13.3.1   Permitted Assignments...............................................................58
                    13.3.2.  Effect; Effective Date..............................................................59
         13.4       Dissemination of Information.................................................................59
         13.5       Tax Treatment................................................................................59

ARTICLE XIV.        NOTICES......................................................................................60
         14.1       Notices......................................................................................60
         14.2       Change of Address............................................................................60

ARTICLE XV.         COUNTERPARTS.................................................................................60

ARTICLE XVI.        CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.................................60
         16.1       CHOICE OF LAW................................................................................60
         16.2       WAIVER OF JURY TRIAL.........................................................................60
         16.3       Submission To Jurisdiction; Waivers..........................................................60
         16.4       Acknowledgments..............................................................................61
         16.5       Power of Attorney............................................................................61
         16.6       Judgment.....................................................................................62


SCHEDULES
---------

         Pricing Schedule
         Schedule 1.1               Commitments
         Schedule 1.2               Eurocurrency Payment Office and Lending Installations
         Schedule 5.7               Litigation
         Schedule 5.8               Subsidiaries
         Schedule 6.11              Indebtedness
         Schedule 6.14              Investments
         Schedule 6.15              Liens


EXHIBITS
--------

         Exhibit A                  Pledge and Security Agreement
         Exhibit B                  Promissory Note
         Exhibit C                  Opinion
         Exhibit D                  Transfer Instructions
         Exhibit E                  Compliance Certificate
         Exhibit F                  Assignment Agreement
         Exhibit G                  Canadian Borrower Opinion
         Exhibit H                  Collateral Sharing Agreement

                                CREDIT AGREEMENT
                                ----------------


         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 9, 2000, is among Corrpro Companies, Inc. (the "Company"), CSI Coating Systems Inc. (the "Canadian Borrower" and together with the Company, the "Borrowers"), the Lenders and Bank One, Michigan, formerly NBD Bank, as LC Issuer and as Agent.

                                     RECITAL
                                     -------

         The Company, certain of its foreign subsidiaries, the Lenders and Bank One, Michigan, as Agent, are parties to a Credit Agreement dated as of March 30, 1999 (as amended, the "Existing Credit Agreement"), and the parties hereto desire to amend and restate the Existing Credit Agreement as set forth herein.

         The parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:


                                    ARTICLE I.

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Adjusted EBITDA" means, with respect to the Company on any date, EBITDA of the Company and its Consolidated Subsidiaries as of such date adjusted to add back unusual charges not in excess of $2,000,000 recorded during the fiscal quarter ended March 31, 2000 relating to legal fees or a reserve established therefor and the discontinuance of certain product lines of the Company.

         "Advance" means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the

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

management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One, Michigan in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Agreed Currencies" means Dollars and Canadian Dollars.

         "Aggregate Canadian Commitments" means the aggregate amount, stated in Canadian Dollars, of the Canadian Commitments of all of the Canadian Lenders.

         "Aggregate Canadian Outstandings" means at any date of determination with respect to any Canadian Lender, the sum of the aggregate unpaid principal amount of such Lender's Canadian Revolving Credit Loans on such date and the amount of such Lender's Pro Rata Share of the Canadian Facility Letter of Credit Obligations, both stated in Canadian Dollars.

         "Aggregate Commitments" means the aggregate of the Commitments of all of the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Total Outstandings" means as at any date of determination with respect to any Lender, the sum of the U. S. Dollar Equivalent on such date of the aggregate unpaid principal amount of such Lender's Revolving Credit Loans on such date and the U. S. Dollar Equivalent on such date of the amount of such Lender's Pro Rata Share of the Facility Letter of Credit Obligations and Swing Loans on such date.

         "Aggregate U.S. Commitments" means the aggregate amount in U.S. Dollars of the U.S. Commitments of all of the Lenders.

         "Aggregate U.S. Outstandings" means as at any date of determination with respect to any Lender, the sum of the aggregate unpaid principal amount of such Lender's U.S. Revolving Credit Loans on such date and the amount of such Lender's Pro Rata Share of the U.S. Facility Letter of Credit Obligations and Swing Loans to the Company on such date, both stated in U.S. Dollars.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1% per annum.

         "Applicable Facility Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitments (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Facility LC Rate" means, at any time, the percentage rate per annum set forth in the Pricing Schedule at which fees will be charged on Facility LCs at such time.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means Banc One Capital Markets, Inc., formerly First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means, with respect to any Borrower, any of the chief executive officer, chief financial officer, vice-president/corporate controller, the treasurer of such Borrower or any Person designated by any of the foregoing in writing to the Agent from time to time to act on behalf of such Borrower, in each case, acting singly.

         "Borrowers" is defined in the preamble hereto.

         "Borrowing Base" means, as of any date, the sum, based on the U.S. Dollar Equivalent thereof, of (a) an amount equal to 75% of the amount of Eligible Accounts Receivable, plus (b) an amount equal to 40% of the amount of Eligible Inventory.

         "Borrowing Base Certificate" for any date shall mean an appropriately completed report of the Borrowers setting forth the Borrowing Base as of such date, certified as true and correct as of such date by a duly Authorized Officer of the Company in form and substance satisfactory to the Agent.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars and the other Agreed Currencies are carried on in the London interbank market, and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit, Chicago and New York for the conduct of substantially all of their commercial lending activities.

         "Canada" shall mean the Dominion of Canada.

         "Canadian Advance" means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Canadian Revolving Credit Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Canadian Borrower for the same Interest Period.

         "Canadian Borrower" means CSI Coating Systems Inc., a corporation organized under the laws of the Province of Alberta.

         "Canadian Borrower Opinion" means a legal opinion of counsel to the Canadian Borrower addressed to the Agent and the Lenders concluding that the Canadian Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on EXHIBIT G, with such assumptions, qualifications and deviations therefrom as the Agent shall approve (such approval not to be unreasonably withheld).

         "Canadian Commitment" means, as to any Lender at any time, its obligation to make Loans to the Canadian Borrower under Section 2.1.2 in an aggregate amount not to exceed at any time outstanding the Equivalent Amount in Canadian Dollars of the Dollar amount set forth opposite such Lender's name in
Schedule 1.1 under the heading "Canadian Commitment" or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Sections 2.4, 13.3 and the other applicable provisions hereof.

         "Canadian Dollars" and "CAD$" shall mean the lawful currency of Canada.

         "Canadian Facility Letter of Credit" means any Facility Letter of Credit for the account of the Canadian Borrower.

         "Canadian Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to Canadian Facility Letters of Credit.

         "Canadian Lender" means any Lender which has a Canadian Commitment.

         "Canadian Revolving Credit Loans" means Loans made to the Canadian Borrower under Section 2.1.2.

         "Capital Expenditures" means, for any Person and without duplication, any expenditures for any purchase or other acquisition by such Person of any asset which would be classified as property, plant or equipment on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrowers or any Guarantor in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent or the Collateral Agent on behalf of the Lenders, whether under this Agreement, under the Collateral Documents or under any other documents executed by any such Person and delivered to the Agent, the Collateral Agent or the Lenders.

         "Collateral Agent" means Bank One, Michigan, in its capacity as collateral agent under the Collateral Documents.

         "Collateral Documents" means, collectively, the Security Agreements, the Mortgages, the Guaranties, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any Loan Party and the Lenders, the Agent or the Collateral Agent for the benefit of the Lenders, now or hereafter delivered to the Lenders, the Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against any Loan Party as debtor in favor of the Lenders, the Agent or the Collateral Agent for the benefit of the Lenders as secured party, and (b) all amendments, restatements, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, such Lender's U.S. Commitment and Canadian Commitment, and "Commitments" means the aggregate of all of the Lenders' Commitments.

         "Consolidated" means, when used with reference to any financial term in this Agreement, the aggregate for the Company and its Subsidiaries of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Rentals" means, with reference to any period, the Rentals of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any take-or-pay contract. The amount of any Contingent Obligation shall be equal to the outstanding principal amount of the obligation guaranteed or supported or such lesser amount to which the maximum exposure of the Person becoming contingently liable shall have been specifically limited.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans and all other amounts required to be paid to the Agent pursuant to this Agreement.

         "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "EBITDA" means, with respect to any Person, the Net Income of such Person plus, to the extent deducted from revenues in determining Net Income, (i) Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Net Income, extraordinary gains realized other than in the ordinary course of business.

         "Effective Date" shall mean the date on which each of the conditions precedent set forth in Section 4.1 have been satisfied, or such earlier date as the Lenders and the Agent shall have agreed.

         "Eligible Accounts Receivable" means, as of any date, those accounts receivable of the Company and its Subsidiaries, on a consolidated basis and based on the U.S. Dollar Equivalent thereof, valued at the face amount thereof less, without duplication, such reserves as may be established by the Company and its Subsidiary on their books and records and less such reserves as the Agent elects to establish in its reasonable credit judgment.

         "Eligible Inventory" means, as of any date, that inventory (including raw materials, work in process and finished goods) of the Company and its Subsidiaries, on a consolidated basis and based on the U.S. Dollar Equivalent thereof, less, without duplication, such reserves as may be established by the Company and its Subsidiaries on their books and records and less such reserves as the Agent elects to establish in its reasonable credit judgment; but shall not include any such inventory (a) that does not constitute inventory readily salable or usable in the business of the Borrower or any Subsidiary or (b) that for any other reason is at any time deemed by the Agent to be ineligible in its reasonable credit judgment, provided, however, that Eligible Inventory shall include raw materials or goods that have been shipped to the Company or a Subsidiary and financed by the issuance of an import letter of credit for the account of the Company or a Subsidiary.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurocurrency Advance" means an Advance which bears interest at the applicable Eurocurrency Rate.

         "Eurocurrency Loan" means a Loan which bears interest at the applicable Eurocurrency Rate.

         "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the "Eurocurrency Payment Office" for such currency in
Schedule 1.2 hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

         "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

         "Eurocurrency Reference Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, (i) with respect to any Eurocurrency Advance denominated in Canadian Dollars, the rate quoted to the Borrower requesting such loan by the Canadian Lender at approximately 11:00 a.m. (Detroit time) two Business Days prior to the first day of such Interest Period as the current estimated cost to the Canadian Lender, expressed as an annual rate of interest, of funding short term loans for the period in an aggregate amount comparable to the amount of such loan to be made by the Canadian Lender, as conclusively determined by the Canadian Lender, and (ii) with respect to any other Eurocurrency Advance, the rate determined by the Agent to be the rate at which Bank One, Michigan or any of its Affiliates, offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One, Michigan's relevant Eurocurrency Loan and having a maturity equal to such Interest Period, plus, with respect to any Loan denominated in British Pounds Sterling, the Cost Rate.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Credit Agreement" is defined in the recitals hereto.

         "Facility LC" or "Facility Letter of Credit" means a Letter of Credit issued by the LC Issuer pursuant to Section 2.15.

         "Facility LC Application" is defined in Section 2.15.3.

         "Facility LC Collateral Account" is defined in Section 2.15.11.

         "Facility Letter of Credit Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "Facility Termination Date" means April 30, 2002, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Hedging Agreement.

         "Fixed Charge Coverage Ratio" means, with respect to any Person, as of the last day of any fiscal quarter of such Person, the ratio of (a) Adjusted EBITDA of such Person, plus Rentals paid or payable by such Person, minus Capital Expenditures of such Person, to (b) Fixed Charges of such Person, in each case as calculated for the four consecutive fiscal quarters then ending, all as determined in accordance with Agreement Accounting Principles.

         "Fixed Charges" means, for any period and with respect to any Person, the sum, without duplication, of (a) Interest Expense of such Person, plus (b) all payments of principal and other sums required to be paid during such period by such Person with respect to Indebtedness of such Person, plus (c) Rentals paid or payable during such period by such Person, plus (d) all dividends, distributions and other obligations paid with respect to any class of such Person's Capital Stock or any dividend, payment or distribution paid in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of such Person's Capital Stock.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Foreign Subsidiary" means each Subsidiary organized under the laws of a jurisdiction outside of the United States.

         "Guarantor" means, with respect to the Obligations of the Canadian Borrower, the Company, and with respect to the Obligations, each Subsidiary Guarantor executing a Subsidiary Guaranty, and any other Person executing a Guaranty from time to time.

         "Guaranty" means that certain guarantee contained in Article IX and any other guarantee entered into in connection with this Agreement from time to time, including a Subsidiary Guaranty.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and other than any earn-out or other contingent obligations incurred by such Person in connection with any Acquisition), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) all obligations in respect of Letters of Credit, whether drawn or undrawn, contingent or otherwise, (viii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (ix) all other indebtedness, obligations and liabilities incurred in connection with any asset securitizations, regardless of whether such indebtedness, obligations or other liabilities are recourse or non recourse to such Person and regardless of whether such indebtedness, obligations or other liabilities are required to be shown as a liability on the consolidated balance sheet of such Person in accordance with Agreement Accounting Principles, and (x) Contingent Obligations with respect to any of the foregoing.

         "Interest Coverage Ratio" means

         "Interest Expense" means, with respect to any Person and with reference to any period, the interest expense of such Person.

         "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "LC Issuer" means Bank One, Michigan (or any Lending Installation of Bank One, Michigan designated by Bank One, Michigan) in its capacity as issuer of Facility LCs hereunder, or any successor LC Issuer hereunder.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender, the LC Issuer or the Agent, the office, branch, subsidiary or affiliate of such Lender, the LC Issuer or the Agent with respect to each Agreed Currency listed on Schedule 1.2 or the administrative information sheets provided to the Agent in connection herewith or otherwise selected by the Lender, the LC Issuer or the Agent.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Total Debt outstanding on such date to (ii) Adjusted EBITDA for the Company's then most-recently ended four fiscal quarters. To the extent Indebtedness is being incurred concurrently with an Acquisition, then Adjusted EBITDA shall be adjusted on a pro forma basis as if such Acquisition had occurred at the beginning of such four fiscal quarter period.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's Revolving Credit Loans and, with respect to the Agent, Swing Loans.

         "Loan Documents" means this Agreement, the Facility LC Applications and any Notes issued pursuant to Section 2.13, the Collateral Documents, the Subsidiary Guaranties and the other agreements, certificates and other documents contemplated hereby or executed or delivered pursuant hereto by any Loan Party at any time in favor of the Agent, the Collateral Agent, the LC Issuer or any Lender.

         "Loan Party" means each Borrower and each Guarantor.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Modify" and "Modification" are defined in Section 2.19.1.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust or similar document entered into by the Company, the Canadian Borrower or any Guarantor granting a Lien on real property to the Collateral Agent for the benefit of the Lenders and the Noteholders pursuant to this Agreement in the case of the Company or any Guarantor, and for the benefit of the Canadian Lenders in the case of the Canadian Borrower, substantially in the forms as approved by the Collateral Agent, as amended or modified from time to time.

         "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Income" means, with respect to any Person and with reference to any period, the net income (or loss) of such Person from continuing operations calculated for such period.

         "Net Worth" means, with respect to any Person, at any time the consolidated stockholders' equity of such Person, without giving effect to any foreign currency translation adjustment account.

         "Non-U.S. Borrower" is defined in Section 3.1(b).

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any promissory note issued at the request of a Lender pursuant to this Agreement.

         "Noteholder Obligations" means any and all existing and future indebtedness, obligation and liability of every kind nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Noteholders or the Collateral Agent in connection with the preparation, administration, collection or enforcement thereof) of the Borrowers to any Noteholder or any branch, subsidiary or affiliate thereof, arising under or pursuant to this Security Agreement, the Senior Note Agreement and any Senior Note now or hereafter issued under the Senior Note Agreement.

         "Noteholders" means the holders from time to time of the Senior Notes issued pursuant to the Senior Note Agreement.

         "Notice of Assignment" is defined in Section 13.3.2.

         "Obligations" means collectively, the unpaid principal of and interest on the Loans, all obligations and liabilities pursuant to the Facility Letters of Credit, all Rate Hedging Obligations and all other obligations and liabilities of each Borrower to the Agent, the LC Issuer or the Lenders (including Affiliates of such Lenders in the case of Rate Hedging obligations) under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent, the LC Issuer or to the Lenders that are required to be paid by any Borrower pursuant to the terms of this Agreement or any other Loan Document).

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Bank Obligations" means any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all fees, costs and expenses incurred by the Lenders in connection with the preparation, administration, collection or enforcement thereof, and including the undrawn amount of any letters of credit outstanding for the account of the Company or any of its Subsidiaries), of the Company or any of its Subsidiaries to any Lender or any branch, subsidiary or affiliate thereof, which may arise under, out of, or in connection with, any loans, letters of credit, bank guarantees or other extensions of credit or financial accommodations denominated in a currency other than Dollars, other than the Obligations or the Rate Hedging Obligations

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the Facility Letter of Credit Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of Swing Loans outstanding at such time.

         "Participants" is defined in Section 13.2.1.

         "Payment Date" means the last Business Day of each March, June, September and December occurring after the Effective Date, commencing June 30, 2000.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" has the meaning set forth in Section 6.15.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, Michigan or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, for each Lender, the ratio of such Lender's Commitment (calculated using the U.S. Dollar Equivalent thereof) to the Aggregate Commitment (calculated using the U.S. Dollar Equivalent thereof), provided that (a) with respect to U.S. Revolving Credit Loans, U.S. Facility Letters of Credit, Swing Loans made to the Company and facility fees with respect to the U.S. Commitment, Pro Rata Share means, for each Lender, the ratio such Lender's U.S. Commitment bears to the Aggregate U.S. Commitments, and (b) with respect to Canadian Revolving Credit Loans, Canadian Facility Letters of Credit, and facility fees with respect to the Canadian Commitment, Pro Rata Share means, for each Lender, the ratio such Lender's Canadian Commitment bears to the Aggregate Canadian Commitments.

If at any time the Commitments have been terminated, the amount of any Commitment for the purposes of this definition of "Pro Rata Share" only shall be deemed equal to the amount of such Commitment immediately prior to its termination.

         "Purchasers" is defined in Section 13.3.1.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.15 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Canadian Lenders" means (a) at any time prior to the termination of the Canadian Commitments, Canadian Lenders holding not less than 51% of the Aggregate Canadian Commitments of all Canadian Lenders and (b) at any time after the termination of the Canadian Commitments, Canadian Lenders whose aggregate Canadian Revolving Credit Loans and Pro Rata Shares of Canadian Facility Letters of Credit aggregate at least 51% of the Aggregate Canadian Revolving Credit Loans of all Canadian Lenders and all Canadian Facility Letters of Credit.

         "Required Lenders" means (a) at any time prior to the termination of the Commitments, Lenders holding not less than 51% of the U. S. Dollar Equivalent of the aggregate Commitments of all Lenders; and (b) at any time after the termination of the Commitments, Lenders whose Aggregate Total Outstandings aggregate at least 51% of the Aggregate Total Outstandings of all Lenders.

         "Required U.S. Lenders" means (a) at any time prior to the termination of the U.S. Commitments, U.S. Lenders holding not less than 51% of the aggregate U.S. Commitments of all U.S. Lenders and (b) at any time after the termination of the U.S. Commitments, U.S. Lenders whose aggregate U.S. Loans and Pro Rata Shares of U.S. Facility Letters of Credit aggregate at least 51% of the Aggregate U.S. Loans of all U.S. Lenders and all U.S. Facility Letters of Credit.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Credit Loans" means, with respect to a Lender, such Lender's loans made pursuant to Section 2.1.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations, (ii) all Rate Hedging Obligations of the Company or any of its Subsidiaries owing to one or more Lenders or their Affiliates, (iii) the Other Bank Obligations, and
(iv) the Noteholder Obligations.

         "Security Agreements" means the Pledge and Security Agreements granting a first-priority security interest and lien on all personal property of the Company and the Guarantors, and providing for the pledge by the Company of all of the shares of capital stock of each Guarantor and 65% of the shares of capital stock held by the Company of each first tier Significant Subsidiary that is also a Foreign Subsidiary, to the Collateral Agent on behalf of the Lenders and the Noteholders to secure the Secured Obligations substantially in the form of Exhibit A attached hereto, or any similar agreement under the laws of any foreign jurisdiction providing for the pledge of 65% of the shares of capital stock of a Foreign Subsidiary, and the Personal Property Security Agreement granting a first priority security interest and lien on all personal property of the Canadian Borrower to the Collateral Agent on behalf of the Canadian Lenders.

         "Senior Note Agreement" means the Note Purchase Agreement dated as of January 21, 1998 between the Company and The Prudential Insurance Company of America related to the $30,000,000 7.6% Senior Notes due January 15, 2008, as amended or modified from time to time.

         "Significant Subsidiary" means any Subsidiary identified as such on
Schedule 5.8 and any other Subsidiary or Subsidiaries of the Company if considered in the aggregate as one Subsidiary, which would constitute (i) 10% or more of the Company's consolidated total assets; or (ii) 10% or more of the Company's consolidated revenues for the most recent four fiscal quarters.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders in their reasonable discretion.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Subsidiary Guaranty" means a Guaranty of the Obligations by each Subsidiary of the Company that is not a Foreign Subsidiary or an inactive Subsidiary, and "Subsidiary Guarantor" means each Subsidiary of the Company executing a Subsidiary Guaranty.

         "Substantial Portion" means, as of any date, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as of such date, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above at the beginning of the twelve-month period ending with the month in which such determination is made.

         "Swing Loans" is defined in Section 2.16.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Total Debt" as of any date, means all of the following for the Company and its Subsidiaries on a Consolidated basis and without duplication: (i) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capitalized Lease Obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect; (ii) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all reimbursement obligations under outstanding letters of credit in respect of drafts which have been presented and have not yet been paid and are not included in clause (i) above, and (iv) all Contingent Obligations.

         "Transferee" is defined in Section 13.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "U.S. Dollar Equivalent" means, on any date with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent.

         "U.S. Commitment" means, as to any Lender at any time, its obligation to make Revolving Credit Loans to the Company in Dollars in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such Lender's name in Schedule 1.1 under the heading "U.S. Commitment" or as otherwise established pursuant to Section 13.3, as such amount may be reduced from time to time pursuant to Sections 2.4, 13.3 and the other applicable provisions hereof.

         "U.S. Facility Letter of Credit" means any Letter of Credit for the account of the Company.

         "U.S. Facility Letter of Credit Obligations" means Facility Letter of Credit Obligations with respect to U.S. Facility Letters of Credit.

         "U.S. Lender" means any Lender which has a U.S. Commitment.

         "U.S. Revolving Credit Loans" means Revolving Credit Loans made to the Company pursuant to Section 2.1.1.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         1.2 RULES OF CONSTRUCTION. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Notwithstanding anything herein, and in any financial statements of the Company or in Agreement Accounting Principles to the contrary, for purposes of calculating and determining compliance with the financial covenants in Section
6.19 and in connection with calculating the Applicable Facility Fee Rate, the Applicable Facility LC Rate and the Applicable Margin under the Pricing Schedule, any Acquisition made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financial transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants were calculated on a pro forma basis consistent with standard industry practice and SEC guidelines.



                                  ARTICLE II.

                                   THE CREDITS
                                   -----------

         2.1      COMMITMENTS.

                  2.1.1 Subject to the terms of this Agreement, from and including the Effective Date and prior to the Facility Termination Date, each U.S. Lender severally agrees, on the terms and conditions set forth in this Agreement, to make U.S. Revolving Credit Loans to the Company from time to time so long as after giving effect thereto and to any concurrent repayment of Loans
(i) the Aggregate U.S. Outstandings of each U.S. Lender are equal to or less than its U.S. Commitment and (ii) the Aggregate Total Outstandings of all Lenders are equal to or less than the Borrowing Base. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow U.S. Revolving Credit Loans at any time prior to the Facility Termination Date. The U.S. Revolving Credit Loans may be Floating Rate Loans or Eurocurrency Loans, or a combination thereof selected in accordance with Sections 2.3 and 2.7. The U.S. Commitments to lend hereunder shall expire on the Facility Termination Date.

                  2.1.2 Subject to the terms of this Agreement, from and including the Effective Date and prior to the Facility Termination Date, each Canadian Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Canadian Revolving Credit Loans to the Canadian Borrower from time to time so long as after giving effect thereto and to any concurrent repayment of Loans (i) the Aggregate Canadian Outstandings of each Canadian Lender are equal to or less than its Canadian Commitment and (ii) the Aggregate Total Outstandings of all Lenders are equal to or less than the Borrowing Base. Subject to the terms of this Agreement, the Canadian Borrower may borrow, repay and reborrow Canadian Revolving Credit Loans at any time prior to the Facility Termination Date. The Canadian Revolving Credit Loans will be Eurocurrency Loans as selected in accordance with Sections 2.3 and 2.7. The Canadian Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  2.2.1 (a) The Company hereby unconditionally promises to pay to the Agent for the account of each U.S. Lender in U.S. Dollars the then unpaid principal amount of each U.S. Revolving Credit Loan of such Lender on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Company hereby further agrees to pay to the Agent for the account of each U.S. Lender interest in U.S. Dollars on the unpaid principal amount of the U.S. Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.

                           (b) The Canadian Borrower hereby unconditionally
promises to pay to the Agent for the account of each Canadian Lender in Canadian Dollars the then unpaid principal amount of each Canadian Revolving Credit Loan of such Lender on the Facility Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Canadian Borrower hereby further agrees to pay to the Agent for the account of each Canadian Lender interest in Canadian Dollars on the unpaid principal amount of the Canadian Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.

                           (c) The Borrowers hereby unconditionally promise to
pay to the Agent for the account of each U.S. Lender and each Canadian Lender, as may be required hereunder, an amount of the Aggregate Total Outstandings to the extent that the Aggregate Total Outstandings of all Lenders exceed the Borrowing Base at any time. If the Borrowers do not make the payment required under this Section 2.2.1(c) at any time, the Agent or the Required Lenders may require either the Company or the

Canadian Borrower to pay such amount of the Aggregate Total Outstandings as may be required to satisfy the requirements of this Section 2.2.1(c).

                  2.2.2 The books and records of the Agent and of each Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

                  2.2.3 The Borrowers agree that, upon the request to the Agent by any Lender, the relevant Borrowers will execute and deliver to such Lender promissory notes of each Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of EXHIBIT B with appropriate insertions as to date, currency and principal amount (each, a "Revolving Credit Note") provided, that the delivery of such Notes shall not be a condition precedent to the Effective Date.

         2.3 PROCEDURES FOR REVOLVING CREDIT BORROWING.

                  (a) The Company may borrow under the U.S. Commitments and the Canadian Borrower may borrow under the Canadian Commitments, in each case from time to time prior to the Facility Termination Date on any Business Day.

                  (b) The Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 p.m., Detroit time) (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans, or
(ii) one Business Day prior to the requested Borrowing Date otherwise, specifying in each case (w) the amount to be borrowed, (x) the requested Borrowing Date, (y) whether the borrowing is to be of Eurocurrency Loans, Floating Rate Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurocurrency Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the U.S. Commitments shall be in an amount equal to (A) in the case of Floating Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate available U.S. Commitments are less than $100,000, such lesser amount) and (B) in the case of Eurocurrency Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Company, the Agent shall promptly notify each U.S. Lender thereof. Not later than 11:00 a.m., Detroit time on each requested Borrowing Date each U.S. Lender shall make an amount equal to its Pro Rata Share of the principal amount of the Revolving Credit Loans requested to be made on such Borrowing Date available to the Agent at its Detroit office specified in Section 14.1 in U.S. Dollars and in immediately available funds. The Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the U.S. Lenders and in like funds as received by the Agent.

                  (c) The Canadian Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 12:00 p.m., local time of the Agent's Canadian funding office three Business Days prior to the requested Borrowing Date) specifying in each case (i) the amount to be borrowed,
(ii) the requested Borrowing Date and (iii) the length of the initial Interest Period therefor. Each borrowing by the Canadian Borrower shall be in Canadian Dollars. Upon receipt of any such notice from the Canadian Borrower, the Agent shall promptly notify each Canadian Lender thereof. Not later than 2:00 p.m., local time of the Agent's Canadian funding office on the requested Borrowing Date, each Canadian Lender shall make an amount equal to its Pro Rata Share of the principal amount of such Canadian Revolving Credit Loans requested to be made on such Borrowing Date available to the Agent at the Agent's Canadian funding office specified by the Agent from time to time by notice to such Canadian

Lenders and in immediately available or other same day funds customarily used for settlement in Canadian Dollars. The amounts made available by each such Lender will then be made available to the Canadian Borrower in like funds as received by the Agent.

         2.4 TERMINATION OR REDUCTION OF COMMITMENTS. The Canadian Borrower may permanently reduce the Canadian Commitments, in whole or in part, ratably among the Canadian Lenders in integral multiples of CAD$1,000,000, and the Company may permanently reduce the U.S. Commitments, in whole or in part, ratably among the U.S. Lenders in integral multiples of $5,000,000, in each case upon at least three Business Days' irrevocable written notice to the Agent, and which notice shall specify the amount of any such reduction, provided, however, that the Aggregate Canadian Commitments may not be reduced below the Aggregate Canadian Outstandings of all Lenders and the Aggregate U.S. Commitments may not be reduced below the Aggregate U.S. Outstandings of all Lenders. In addition, all accrued facility fees shall be payable on the effective date of any termination of the Commitments.

         2.5 FACILITY AND AGENT FEES.

                  (a) Each Borrower agrees to pay to the Agent for the account of each Lender a facility fee at the rate per annum equal to the Applicable Facility Fee Rate set forth in the Pricing Schedule, on the average daily amount of each Commitment of such Lender to such Borrower, whether used or unused, from and including the Effective Date to but excluding the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The facility fee payable in respect to each Commitment shall be payable in the currency in which such Commitment is denominated.

                  (b) The Company agrees to pay to the Agent for its own account, such other fees as agreed to in writing between the Company and the Agent.

         2.6 OPTIONAL AND MANDATORY PRINCIPAL PAYMENTS ON ALL LOANS.

                  2.6.1 The Company may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof.

                  2.6.2 Each Borrower may at any time and from time to time prepay, without premium or penalty (but together with payment of any amount payable pursuant to Section 3.4), its Eurocurrency Loans and its Canadian Revolving Credit Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Agent specifying the date and amount of prepayment. Partial payments of Eurocurrency Loans shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof. Partial prepayments of Canadian Revolving Credit Loans shall be in a minimum aggregate amount of CAD$1,000,000 or any integral multiple of CAD$100,000 in excess thereof, or such lesser principal amount as may equal the outstanding Canadian Revolving Credit Loans or such lesser amount as may be agreed to by the Canadian Lenders.

                  2.6.3 (i) If the Aggregate Canadian Outstandings exceed the Aggregate Canadian Commitments at any time the Canadian Borrower shall promptly prepay the Aggregate Canadian Outstandings in the amount of such excess, and
(ii) if the Aggregate U.S. Outstandings exceed the Aggregate U.S. Commitments at any time the Company shall promptly prepay the Aggregate U.S. Outstandings in the amount of such excess.

                  2.6.4 Each prepayment pursuant to this Section 2.6 and each conversion pursuant to Section 2.7 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.

                  2.6.5 Prepayments pursuant to this Section 2.6 shall be applied as follows: (a) in the case of prepayments made by the Company, first to prepay Floating Rate Loans and second to prepay Eurocurrency Loans then outstanding in such order as the Company may direct and (b) in the case of prepayments made by a Borrower of Canadian Revolving Credit Loans, to prepay Canadian Revolving Credit Loans made to such Borrower in such order as the Company may direct, provided that all prepayments on any Loans to a Borrower shall be applied pro rata to the Loans owing by such Borrower.

                  2.6.6 All amounts prepaid may be reborrowed and successively repaid and reborrowed, subject to the other terms and conditions in this Agreement.

         2.7. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES.

                  2.7.1 ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances. Each Eurocurrency Advance other than a Canadian Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms hereof, the Company may elect from time to time to convert all or any part of a Revolving Credit Advance of any Type to the Company into any other Type or Types of Advance; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Company shall give the Agent irrevocable notice (a "Conversion/ Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Detroit time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance, prior to the date of the requested conversion or continuation, specifying:

                           (a) the requested date, which shall be a Business
Day, of such conversion or continuation,

                           (b) the aggregate amount and Type of the Revolving
Credit Advance which is to be converted or continued, and

                           (c) the amounts and Type(s) of Revolving Credit
Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

                  2.7.2 CANADIAN ADVANCES. Any Canadian Advances may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving the Agent at least three Business Days' prior irrevocable notice of such election and specifying the duration of the Interest Period applicable thereto, provided, that if the relevant Borrower shall fail to give such notice, such Canadian Advance shall be automatically continued for an Interest Period of one month provided that such continuation would not extend the Interest Period beyond the Facility Termination Date.

         2.8 INTEREST RATES, INTEREST PAYMENT DATES; INTEREST AND FEE BASIS.

                  (a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Eurocurrency Rate Loan into a Floating Rate Loan pursuant to Section 2.7 to but excluding the date it becomes due or is converted into a Eurocurrency Rate Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such Interest Period. Notwithstanding the foregoing, all interest and fees shall accrue on and after the Effective Date as set forth in this Agreement, and all interest and fees for all periods prior to the Effective Date shall be calculated and paid in accordance with the Existing Credit Agreement.

                  (b) Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Effective Date and at maturity. Interest accrued on each Eurocurrency Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

                  (c) Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  (d) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days, except for interest on Canadian Revolving Credit Loans which shall be calculated for actual days elapsed on the basis of a 365 day year or unless otherwise specified herein.

                  (e) Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance. No Interest Period may end after the Facility Termination Date.

         2.9 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the then current Interest Period) as a Eurocurrency Rate Advance, provided that, notwithstanding the foregoing, any outstanding Eurocurrency Advance may be continued for an Interest Period not to exceed one month after such notice to the Borrowers by the Required Lenders. Upon and during the continuance of any Default, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of
Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each Eurocurrency Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period (with the Applicable Margin automatically adjusted to the highest amount provided in the definition of "Applicable Margin", notwithstanding where the Applicable Margin would otherwise be set) plus 2% per annum, and (ii) each Floating Rate Advance and any other amount due under this Agreement shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Loans (with the Applicable Margin automatically adjusted to the highest amount provided in the definition of "Applicable Margin", notwithstanding where the Applicable Margin would otherwise be set) plus 2% per annum, provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth in clauses (i) and (ii) shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.10 PRO RATA PAYMENT, METHOD OF PAYMENT.

                  2.10.1 Each borrowing of Loans by the Company from the Lenders shall be made pro rata according to the Pro Rata Shares of such Lenders in effect on the date of such borrowing. Each payment by the Company on account of any facility fee shall be allocated by the Agent among the Lenders in accordance with their respective Pro Rata Shares. Any reduction of the U.S. Commitments of the U.S. Lenders shall be allocated by the Agent among the U.S. Lenders pro rata according to the Pro Rata Shares of the U.S. Lenders with respect thereto. Except as otherwise provided in this Agreement, each optional prepayment by the Company on account of principal or interest on its Revolving Credit Loans shall be allocated by the Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company hereunder in respect of amounts denominated in Dollars, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company, by 12:00 p.m. (Detroit time) on the date when due. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Company maintained with Bank One, Michigan (other than any payroll account) for each payment of principal, interest and fees as it becomes due hereunder and the Agent shall provide prompt notice of any such charge to the Company.

                  2.10.2 Each borrowing of Canadian Revolving Credit Loans by the Canadian Borrower shall be allocated by the Agent pro rata according to the Pro Rata Shares of the Canadian Lenders in effect on the date of such Loan. Each payment by the Canadian Borrower on account of any facility fee shall be allocated by the Agent among the Canadian Lenders in accordance with their respective Pro Rata Shares. Any reduction of any of the Canadian Commitments shall be allocated by the Agent pro rata according to the Pro Rata Shares of the Canadian Lenders with respect thereto. Except as provided in Section 2.6, each payment (including each prepayment) by the Canadian Borrower on account of principal of and interest on Canadian Revolving Credit Loans shall be allocated by the Agent pro rata according to the respective principal amounts of the Canadian Revolving Credit Loans then due and owing by such Borrower to each Canadian Lender that made such Canadian Revolving Credit Loans. All payments (including prepayments) to be made by a Borrower on account of Canadian Revolving Credit Loans, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction, or counterclaim in the currency of such Canadian Loan (in same day or other funds customarily used in the settlement of obligations in such currency) to the Agent for the account of the Canadian Lenders that made such Loans, at the payment office for such Canadian Revolving Credit Loans specified from time to time by the Agent by notice to the Borrowers prior to 12:00 p.m. local time at such payment office on the due date thereof. The Agent shall distribute such payment to the Canadian Lenders entitled to receive the same promptly upon receipt in like funds as received.

         2.11 TELEPHONIC NOTICES. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.12 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Revolving Credit Commitment reduction notice, Canadian Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurocurrency Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.13 LENDING INSTALLATIONS. Each Lender may make and book its Loans at any Lending Installation(s) selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may, by written or telex notice to the Agent and the applicable Borrower, designate one or more Lending Installations which are to make and book Loans and for whose account Loan payments are to be made.

         2.14 NON-RECEIPT OF FUNDS BY THE AGENT. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five days and the interest rate applicable to the relevant Loan for each day thereafter or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.15 FACILITY LETTERS OF CREDIT.

                  2.15.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, the LC Issuer hereby agrees to issue for the account of a Borrower through such of the LC Issuer's Lending Installations or Affiliates as the LC Issuer may determine, one or more Facility Letters of Credit in accordance with this Section 2.15, from time to time during the period, commencing on the Effective Date and ending five Business Days prior to the Facility Termination Date.

                  2.15.2 CONDITIONS FOR ISSUANCE. In addition to being subject to the satisfaction of the conditions contained in Sections 4.1 and 4.2, the obligation of the LC Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                           (a) the aggregate maximum amount then available for
drawing under Facility Letters of Credit issued by the LC Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the LC Issuer;

                           (b) the requested Facility Letter of Credit has an
expiration date at least five Business Days prior to the Facility Termination Date;

                           (c) after giving effect to the Facility Letter of
Credit requested hereunder, the U.S. Dollar Equivalent of the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the LC Issuer shall not exceed $5,000,000, and no prepayment would be required under this Agreement and no provision of this Agreement would be breached;

                           (d) the applicable Borrower shall have delivered to
the LC Issuer at such times and in such manner as the LC Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to the LC Issuer as to form and content; and

                           (e) as of the date of issuance, no order, judgment or
decree of any Court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the LC Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the LC Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the LC Issuer shall prohibit or request that the LC Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

                  2.15.3 PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

                           (a) The applicable Borrower shall give the LC Issuer
and the Agent two Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, a Borrower may give the LC Issuer (i) notice of such request by tested telex or other tested arrangement satisfactory to the LC Issuer or (ii) telephonic notice of such request if confirmed in writing by delivery to the LC Issuer (A) immediately (x) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of such Borrower or (y) of a telex containing all information required to be contained in such written notice and (B) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an Authorized Officer of such Borrower); such notice shall be irrevocable and shall specify the stated amount and Canadian or U.S. Dollars of the Facility Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the fifth day prior to Facility Termination Date), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. The Agent shall give notice to each applicable Lender of the issuance of each Facility Letter of Credit reasonably promptly after such Facility Letter of Credit is issued. At the time such request is made, the requesting Borrower shall also provide the applicable LC Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by the LC Issuer not later than 2:00 p.m. (local time) or the time agreed upon by the LC Issuer and such Borrower on the last Business Day on which notice can be given under this Section 2.15.3.

                           (b) Subject to the terms and conditions of this
Section 2.15.3 and provided that the applicable conditions set forth in Sections
4.1 and 4.2 hereof have been satisfied, the LC Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the applicable Borrower in accordance with the LC Issuer's usual and customary business practices.

                           (c) The LC Issuer shall not extend or amend any
Facility Letter of Credit unless the requirements of this Section 2.15 are met as though a new Facility Letter of Credit was being requested and issued.

                  2.15.4   REIMBURSEMENT OBLIGATIONS.

                           (a) Each Borrower agrees to pay to the LC Issuer the
amount of all Reimbursement Obligations, interest and other amounts payable to the LC Issuer under or in connection with any Facility Letter of Credit issued on behalf of such Borrower immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower or any Subsidiary may have at any time against the LC Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                                    (i) any lack of validity or enforceability
of this  Agreement  or any of the other Loan Documents;

                                    (ii) the existence of any claim, setoff,
defense or other right which any Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any LC Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

                                    (iii) any draft, certificate or any other
document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (iv) the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Loan Documents; or

                                    (v) the occurrence of any Default or
Unmatured Default.

                           (b) The LC Issuer shall promptly  notify the
applicable Borrower of any draw under a Facility Letter of Credit. Such Borrower shall reimburse the applicable LC Issuer for drawings under a Facility Letter of Credit issued by it on behalf of such Borrower promptly after the payment by the LC Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit at (i) in the case of such Obligations denominated in U.S. Dollars, the interest rate for Floating Rate Loans or (ii) in the case of such Obligations denominated in Canadian Dollars, at the correlative floating rate of interest customarily applicable to similar extensions of credit to corporate borrowers in Canada, as determined by the Agent. In addition to its other rights, the Issuers shall also have all rights for indemnification and reimbursement as each Lender is entitled under this Agreement.

                  2.15.5   PARTICIPATION.

                           (a) Immediately upon issuance by the LC Issuer of any
Facility Letter of Credit in accordance with the procedures set forth in Section 2.15.3, (i) with respect to each U.S. Facility Letter of Credit, each U.S. Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of such U.S. Facility Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto) and any security therefor or guaranty pertaining thereto and (ii) with respect to each Canadian Facility Letter of Credit, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Canadian Facility Letter of Credit (including, without limitation, all obligations of the Canadian Borrower with respect thereto), any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by the LC Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.15.5 if the LC Issuer shall have received written notice from any Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 4.1 or 4.2 are not then satisfied, and, in the event the LC Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

                           (b) In the event that the LC Issuer makes any payment
under any Facility Letter of Credit and the applicable Borrower shall not have repaid such amount to the LC Issuer pursuant to Section 2.15.4, the LC Issuer shall promptly notify the Agent and each Lender participating in such Letter of Credit of such failure, and each Lender participating in such Letter of Credit shall promptly and unconditionally pay to the Agent for the account of the LC Issuer the amount of such Lender's Pro Rata Share of the unreimbursed amount of any such payment in the applicable currency. If any Lender participating in such Facility Letter of Credit fails to make available to the LC Issuer any amounts due to the LC Issuer pursuant to this Section 2.15.5(b), the LC Issuer shall be entitled to recover such amount, together with interest thereon (i) in the case of amounts denominated in U.S. Dollars, at the Federal Funds Effective Rate, for the first three Business Days after such Lender receives such notice and thereafter, at the Floating Rate, or (ii) in the case of amounts denominated in Canadian Dollars, at a local cost of funds rate for obligations in such currency as determined by the Agent for the first three Business Days after such Lender receives such notice, and thereafter at the floating rate of interest correlative to the Floating Rate customarily applicable to similar extensions of credit to corporate borrowers in Canada, as determined by the Agent, in either case payable (i) on demand, (ii) by setoff against any payments made to the LC Issuer for the account of such Lender or (iii) by payment to the LC Issuer by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

                           (c) Whenever the LC Issuer receives a payment on
account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Lender which has funded its participating interest therein, in like funds as received an amount equal to such Lender's Pro Rata Share thereof.

                           (d) The obligations of a Lender to make payments to
the Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

                           (e) In the event any payment by a Borrower received
by the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Agent, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  2.15.6 COMPENSATION FOR FACILITY LETTERS OF CREDIT. The LC Issuer of a Facility Letter of Credit shall have the right to receive from the Borrower which requested issuance of such Facility Letter of Credit, solely for the account of the LC Issuer, a fronting fee in an amount equal to 0.125% per annum as well as the LC Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit. In addition, such Borrower shall pay to the Agent for the account of each Lender participating in such Facility Letter of Credit a non-refundable fee at the Applicable Facility LC Rate set forth in the Pricing Schedule applied to the face amount of the Facility Letter of Credit, payable quarterly in advance to all Lenders participating in such Facility Letter of Credit (including the LC Issuer) ratably from the date such Facility Letter of Credit is issued until its stated expiry date.

                  2.15.7 LETTER OF CREDIT COLLATERAL ACCOUNT. Each Borrower hereby agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in
Section 8.1. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section 2.15.7 shall either obligate the Agent to require any Borrower to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1, and the Borrower's obligations to deposit funds in the Letter of Credit Collateral Account are limited to the circumstances required by Section
8.1 after the occurrence of a Default and during the continuance thereof.

                  2.15.8 NATURE OF OBLIGATIONS.

                           (a) As among the Borrowers, the LC Issuer and the
Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit requested by it. In furtherance and not in limitation of the foregoing, the Issuers and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms;
(vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond the control of the Issuers or the Lenders. In addition to amounts payable as elsewhere provided in this Section 2.15, such Borrower hereby agrees to protect, indemnify, pay and save the Agent, each LC Issuer and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against the Agent or the LC Issuer in respect of any Facility Letter of Credit requested by such Borrower.

                           (b) In furtherance  and extension and not in
limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuers or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the LC Issuer or such Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to the Issuers, the Agent or any Lender.

                           (c) Notwithstanding  anything to the contrary
contained in this Section 2.15.8, a Borrower shall not have any obligation to indemnify the Agent the LC Issuer and each Lender under this Section 2.15 in respect of any liability incurred by each arising primarily out of the willful misconduct or gross negligence of the LC Issuer, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the LC Issuer of a proper demand for payment made under the Facility Letters of Credit issued by the LC Issuer as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing, or out of the wrongful honor by the LC Issuer of a demand for payment made under the Facility Letters of Credit issued by the LC Issuer which demand for payment does not comply with the conditions required in order to draw upon such Facility Letter of Credit as determined by a court of competent jurisdiction, unless such dishonor was made at the request of such Borrower in writing.

         2.16. SWING LOANS.

                  (a) MAKING OF SWING LOANS. The Agent may elect in its sole discretion to make revolving loans (the "Swing Loans") to the Company solely for the Agent's own account, from time to time prior to the Facility Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of $5,000,000 or the unused amount of the Aggregate Commitments. The Agent may make Swing Loans (subject to the conditions precedent set forth in Article IV), provided that the Agent has received a request in writing or via telephone from an Authorized Officer of the Company for funding of a Swing Loan no later than such time required by the Agent, on the Business Day on which such Swing Loan is requested to be made. The Agent shall not make any Swing Loan in the period commencing one Business Day after the Agent becomes aware that one or more of the conditions precedent contained in Section 4.2 are not satisfied and ending upon the satisfaction or waiver of such condition(s). Each outstanding Swing Loan shall be payable on the Business Day following demand therefor, with interest at the rate agreed to between the Agent and the Company accrued thereon and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Agent solely for its own account.

                  (b) SWING LOAN BORROWING REQUESTS. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern, absent manifest error.

                  (c) REPAYMENT OF SWING LOANS. At any time after making a Swing Loan, the Agent may request the Company to, and upon request by the Agent the Company shall, promptly request an Advance from all Lenders to the Company and apply the proceeds of such Advance to the repayment of any Swing Loan owing by the Company not later than the Business Day following the Agent's request. Notwithstanding the foregoing, upon the earlier to occur of (a) three Business Days after demand is made by the Agent, and (b) the Facility Termination Date, each U.S. Lender to the Company (other than the Agent) shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Agent in immediately available funds. Such payment shall be made by the other Lenders whether or not a Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the Company has then requested an Advance in such amount. If any Lender fails to make available to the Agent, any amounts due to the Agent from such Lender pursuant to this Section, the Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the rate applicable to such Loan, payable (i) on demand, (ii) by setoff against any payments made to the Agent for the account of such Lender or
(iii) by payment to the Agent by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan.

         2.17 APPLICATION OF PAYMENTS WITH RESPECT TO DEFAULTING LENDERS. No payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                  (i) First, if applicable to any payments due to the LC Issuer pursuant to Section 2.15.5 or the Agent under Section 2.16; and

                  (ii) Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

         Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

         2.18 AMENDMENT AND RESTATEMENT. On the Effective Date, the Existing Credit Agreement will be amended and restated to read in full as set forth herein and any Notes delivered by any of the Borrowers pursuant to the Existing Credit Agreement and any other Loan Documents shall continue in full force and effect and be deemed issued or delivered in connection with this Agreement. Notwithstanding such amendment and restatement of the Existing Credit Agreement, the rights and obligations of the parties thereto with respect to periods prior to the Effective Date will continue to be governed by the provisions thereof.

         2.19 SECURITY. All obligations of the Borrowers and the Guarantors under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with and to the extent of the Collateral Documents. All obligations of the Borrowers under this Agreement, each of the Notes and all other Loan Documents shall be unconditionally guaranteed by the Guarantors pursuant to and in accordance with ARTICLE IX hereof and the Subsidiary Guaranty. Sixty-five percent (65%) of the outstanding capital stock of each first tier Foreign Subsidiary which is a Significant Subsidiary shall be pledged to secure all of the obligations of the Borrowers under this Agreement, the Notes and all other Loan Documents. It is understood by the parties hereto that the Collateral securing the Canadian Revolving Credit Loans and the Canadian Facility Letter of Credit Obligations shall secure only such

Canadian obligations, and not any U.S. Revolving Credit Loans, U.S. Facility Letter of Credit Obligations, or Swing Loans.

                                   ARTICLE III.

                             YIELD PROTECTION; TAXES
                             -----------------------

         3.1 YIELD PROTECTION.

                  (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) subjects any Lender or any applicable Lending
Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurocurrency Loans, Facility LCs or participations therein, or

                           (ii) imposes or increases or deems applicable any
reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

                           (iii) imposes any other  condition the result of
which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurocurrency Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

                  (b) NON-U.S. RESERVE COSTS OR FEES WITH RESPECT TO LOANS TO NON-U.S. BORROWERS. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or the LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation, or the LC Issuer, of making or maintaining its Eurocurrency Loans to, or of issuing or participating in Facility LCs upon the request of, or of making and maintaining its Commitment to, any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Borrower") or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer in connection with such Eurocurrency Loans to, Facility LCs applied for by, or Commitment to any Non-U.S. Borrower or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, or the LC Issuer, as the case may be, such Non-U.S. Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to clause
(i)(b) of the definition of "Eurocurrency Rate."

         3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4 FUNDING INDEMNIFICATION. If any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

         3.5 TAXES.

                  (i) All payments by any Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, (c) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (ii) In addition, each Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

                  (iii) Each Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including reasonable attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of a Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the affected Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by such Borrower of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7 NO DUPLICATION. To the extent more than one section of this Article III were to apply, Borrowers shall have no obligation to make duplicate payments (e.g. payments in excess of actual out-of-pocket expenses or allocated costs or charges to any Lender).

                                  ARTICLE IV.

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 INITIAL CONDITIONS PRECEDENT. The Effective Date shall not occur hereunder unless the Borrowers have furnished to the Agent with sufficient copies for the Lenders the documents listed below or otherwise satisfied the following conditions:

                  (i) Copies of the articles or certificate of incorporation of each Borrower, together with all amendments, certified by the Secretary or Assistant Secretary of each Borrower.

                  (ii) Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party

                  (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

                  (iv) A certificate, signed by the chief financial officer of each Borrower, stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing.

                  (v) A written opinion or opinions of the Company's counsel, addressed to the Lenders in substantially the form of EXHIBIT C, and the Canadian Borrower Opinion.

                  (vi) Any Notes requested by a Lender payable to the order of each such requesting Lender.

                  (vii) The Agent shall have received complete executed copies of the documents relating to the amendment of the Senior Note Agreement being entered into by the Company contemporaneously with the execution of this Agreement and the Agent shall be satisfied with the terms and conditions set forth therein.

                  (viii) An executed Borrowing Base Certificate as of April 30, 2000.

                  (ix) The Borrowers shall have paid to the Lenders signing this Agreement all fees set forth in the fee letter from the Company to the Agent dated June __, 2000.

                  (x) The Agent and the Lenders shall have entered into an intercreditor agreement or collateral sharing agreement with the Noteholders or their agent or representative on terms and conditions satisfactory to the Agent and the Lenders.

                  (xi) The Collateral Documents, executed by the Loan Parties, in appropriate form for recording, where necessary, together with:

                           (a) A duly completed and executed perfection certificate from each Loan Party;

                           (b) Copies of all UCC financing statements and other filings, registrations and recordings to be filed, registered or recorded to perfect the security interests of the Collateral Agent under the Collateral Documents in accordance with applicable law;

                           (c) Written advice relating to such Lien and judgment searches as the Agent shall have reasonably requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                           (d) All certificates and instruments representing Collateral being pledged to the Collateral Agent and stock transfer powers duly endorsed in blank in a form reasonably satisfactory to the Collateral Agent;

                           (e) Recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may reasonably deem necessary or appropriate with respect to the Collateral Documents, including the filing of financing statements and similar documents which the Lenders or the Agent may deem necessary or appropriate to create, preserve or perfect the Liens, security interests and other rights intended to be granted to the Lenders or the Collateral Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Lenders or the Agent may request;

                           (f) Policies of mortgage title insurance issued by an insurer and in amounts satisfactory to the Lenders and the Agent, insuring the interest of the Lenders and the Collateral Agent under the Mortgages with standard exceptions and without any special exceptions other than Permitted Liens or such other exceptions reasonably acceptable to the Lenders and the Agent and containing such further endorsements, affirmative coverage and other terms as the Lenders and the Agent may reasonably request;

                           (g) A schedule setting forth all real property leased by the Borrower, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower, and an agreement of the landlord for each of the properties leased by the Borrower in Sante Fe Springs, California, Houston, Texas, and Sand Springs, Oklahoma, in form and substance acceptable to the Lenders and the Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Collateral Agent to enter such premises in connection therewith; and

                           (h) Evidence that the casualty and other insurance required pursuant to the Loan Documents is in full force and effect and that the Collateral Agent has been named as lender loss payee and mortgagee under all policies of casualty insurance and as additional named insured under all policies of liability insurance.

                           (i) Such environmental site assessments with respect to the Mortgaged Property as shall be reasonably requested by the Agent.

                  (xii) The Subsidiary Guaranty executed by each Subsidiary Guarantor.

                  (xiii) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2 EACH CREDIT EXTENSION. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

                  (i) There exists no Default or Unmatured Default.

                  (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         Each Borrowing notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by each Borrower that the conditions contained in Sections 4.2(i) and
(ii) have been satisfied.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each of the Company and the Canadian Borrower (insofar as the representations and warranties set forth below relate to the Canadian Borrower) represents and warrants to the Lenders that:

         5.1 EXISTENCE AND STANDING. Each of the Company and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 AUTHORIZATION AND VALIDITY. Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which they are a party constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrowers of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, except where violation cannot reasonably be expected to have a Material Adverse Effect, or (ii) the Company's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or

(iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except where violation cannot reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by each Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except where the failure to take any such action cannot reasonably be expected to have a Material Adverse Effect.

         5.4 FINANCIAL STATEMENTS. The March 31, 1999 year-end financial statements of the Company and its Subsidiaries and the March 31, 2000 financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

         5.5 MATERIAL ADVERSE CHANGE. Since March 31, 2000, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6 TAXES. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, the failure of which to file or pay would not reasonably be expected to have a Material Adverse Effect or are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

         5.7 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on
Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which is set forth on Schedule 5.7, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8 SUBSIDIARIES. Schedule 5.8 contains an accurate list of all Subsidiaries of the Company, including all Significant Subsidiaries, as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 MATERIAL AGREEMENTS. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness, which default could reasonably be expected to have a Material Adverse Effect.

         5.13 COMPLIANCE WITH LAWS. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14 OWNERSHIP OF PROPERTIES. On the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Agent as owned by the Company and its Subsidiaries.

         5.15 PLAN ASSETS; PROHIBITED TRANSACTIONS. The Company is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17 INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19 CANADIAN BORROWER.

                  (i) The Canadian Borrower is a direct Wholly-Owned Subsidiary of the Company (excluding director qualifying shares); and

                  (ii) The Canadian Borrower has all right and authority to enter into this Agreement and each other Loan Document to which it is a party, and to perform all of its obligations under this and each other Loan Document to which it is a party, and this Agreement and each other Loan Document to which it is a party has been duly authorized by all necessary action on the part of such Borrower, and this Agreement and each other Loan Document to which it is a party constitute valid and binding obligations of the Canadian Borrower enforceable in accordance with their terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by general principles of equity.

         5.20 COLLATERAL DOCUMENTS.

                  (i) The provisions of each of the Collateral Documents create in favor of the Collateral Agent for the benefit of the Lenders and the Noteholders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Loan Parties in the Collateral described therein, subject only to any Permitted Liens. As of the Effective Date, all Equipment and Inventory (as such terms are defined in the applicable Security Agreement) of the Loan Parties will be kept at, or will be in transit to, the locations set forth on schedules to the applicable Security Agreement, and when financing statements have been filed in the appropriate offices in the jurisdictions corresponding to such locations, when appropriate filings have been made in the U.S. Patent and Trademark Office, and when such other actions as are each described in each of the Collateral Documents are completed, each of the Collateral Documents shall have created a perfected security interest in all right, title and interest of the applicable Loan Party in the Collateral described therein, and except for Permitted Liens existing on the Effective Date and whose priority cannot be superseded by the provisions hereof or of any Collateral Document and filings hereunder or thereunder, a perfected first lien on, and security interest in, all right, title and interest of such Loan Party, as the case may be, in the Collateral described in each Collateral Document.

                  (ii) Each Mortgage, when delivered will be effective to grant to the Collateral Agent for the benefit of the Lenders and the Noteholders a legal, valid and enforceable lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein, subject to bankruptcy, insolvency and creditors' right generally, general principles of equity, and limitations or qualifications on the enforcement of certain rights, remedies and waivers by the jurisdiction in which enforcement is sought. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and the formal requirements of state law applicable to the recording of real estate mortgages generally are complied with, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and any Permitted Liens and except as noted in the title policies delivered to the Collateral Agent pursuant to

Section 4.1(xii)(f), shall be subject to a legal, valid, enforceable and perfected first priority lien; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also creates a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the applicable Loan Party under such Mortgage in all personal property and fixtures covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Collateral Agent and Permitted Liens.

                                   ARTICLE VI.

                                    COVENANTS
                                    ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 FINANCIAL REPORTING. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

                  (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by nationally recognized independent certified public accountants, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of EXHIBIT E signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                  (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                  (v) As soon as possible and in any event within 10 days after a Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Company, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  (vi) As soon as possible and in any event within 10 days after receipt by a Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  (vii) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

                  (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

                  (ix) No later than the 21st day of each month, a Borrowing Base Certificate, prepared as of the close of business on the last Business Day of the previous month, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may reasonably request, certified as true and correct by a duly authorized officer of the Company.

                  (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 USE OF PROCEEDS. The Company will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, general corporate purposes and Acquisitions. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) .

         6.3 NOTICE OF DEFAULT. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4 CONDUCT OF BUSINESS. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5 TAXES. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and those which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect.

         6.6 INSURANCE. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Lender upon request full information as to the insurance carried.

         6.7 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, PROVIDED that it shall not be deemed a violation of this Section 6.7 if any failure to comply with any of the foregoing would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would have a Material Adverse Effect.

         6.8 MAINTENANCE OF PROPERTIES. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition (excepting ordinary wear and tear), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9 INSPECTION. The Company will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate, PROVIDED that each Lender shall provide the Company and the Agent with reasonable notice prior to any visit or inspection; PROVIDED further, so long as no Default or Unmatured Default exists, such inspection by the Agent or any Lender shall not be more frequent than once in any twelve month period. In the event any Lender desires to conduct an inspection of the Company, such Lender shall make a reasonable effort to conduct such inspection contemporaneously with any audit to be performed by the Agent.

         6.10 DIVIDENDS. The Company will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock which is common stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Company or to a Wholly-Owned Subsidiary and (b) provided that no Default or Unmatured Default exists or would be caused thereby, the Company may make such other dividends, redemptions or distributions which do not exceed in the aggregate an amount equal to 50% of the Consolidated Net Income of the Company and its Subsidiaries earned in the twelve-month period immediately preceding the date of any such dividend, redemption or distribution, plus other redemptions and repurchases in connection with the Company's share repurchase program in an aggregate amount not exceeding $5,000,000 in any fiscal year.

         6.11 INDEBTEDNESS. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                  (i) The Loans, the Facility Letters of Credit and the other Obligations.

                 (ii) Indebtedness of the Company or any Subsidiary owing to the Company or any of its Subsidiaries.

                 (iii) Contingent Obligations with respect to the endorsement of instruments for deposit or collection in the ordinary course of business, Contingent Obligations relating to Indebtedness which is otherwise permitted under this Section 6.11 and Contingent Obligations with respect to performance guaranties given by the Company with respect to obligations of Subsidiaries under contracts in the ordinary course of business.

                 (iv) Indebtedness of the Borrowers under Rate Hedging
Agreements.

                 (v) Indebtedness outstanding under the Senior Note Agreement.

                 (vi) Subordinated Indebtedness.

                 (vii) Indebtedness described on Schedule 6.11, provided that no increase in the commitment or facility amount thereof shall be permitted.

                 (viii) Other Indebtedness; PROVIDED that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, no Default or Unmatured Default exists and the aggregate amount of all such other Indebtedness of the Company and its Subsidiaries does not exceed an amount equal to $2,000,000.

                 (ix) Any refunding or refinancing of any Indebtedness referred to in clauses (ii) through (viii) above, PROVIDED that any such refunding or refinancing of such Indebtedness does not increase the principal amount thereof, shorten the maturities thereof or make any of the other terms or provisions thereof materially more onerous on the Company or any of its Subsidiaries.

         6.12 MERGER. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Company or a Wholly-Owned Subsidiary and except as otherwise permitted pursuant to Section 6.14.

         6.13 SALE OF ASSETS. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

                  (i) Sales of inventory in the ordinary course of business.

                  (ii) Sales or other dispositions in the ordinary course of business of fixed assets for the purpose of replacing such fixed assets, provided that such fixed assets are replaced within 180 days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fixed assets sold or otherwise disposed of.

                  (iii) Leases, sales or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

                  (iv) Leases, sales or transfers of property (or portions thereof or interests therein) from the Company to any Subsidiary, from any Subsidiary to the Company or from any Subsidiary to any other Subsidiary, provided that any Lien on such property existing under the Collateral Documents shall continue to be a valid perfected first-priority Lien in favor of the Collateral Agent after such transfer.

         6.14 INVESTMENTS AND ACQUISITIONS. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i) Cash Equivalent Investments.

                  (ii) Existing Investments in Subsidiaries and additional Investments in Subsidiaries (including any newly created Subsidiary) not constituting Acquisitions and not exceeding $100,000 in the aggregate for each Subsidiary, Indebtedness of any Subsidiary to the Company permitted pursuant to
Section 6.11 and other Investments in existence on the date hereof and described in Schedule 6.14.

                  (iii) Acquisitions, so long as (A) the Company or a Subsidiary shall be the surviving or continuing corporation thereof, so long as any new Subsidiary formed in connection with such Acquisition within sixty (60) days of such Acquisition, either (x) is merged into the Company, or (y) executes a Guaranty limited to the consideration paid by the Company or such Subsidiary in connection with such Acquisition, (B) immediately before and after such merger or Acquisition, no Default or Unmatured Default shall exist or shall have occurred and be continuing and the representations and warranties contained in
Article V shall be true and correct on and as of the date thereof (both before and after such Acquisition is consummated) as if made on the date such Acquisition is consummated, (C) the aggregate amount paid or payable in cash for
(x) all such Acquisitions by the Company during any fiscal year does not exceed $15,000,000, and (y) all such Acquisitions by the Company after the Effective Date through March 31, 2002 does not exceed $30,000,000, (D) after giving effect to such Acquisition, the Available Aggregate Commitment shall be not less than $6,250,000, and (E) prior to the consummation of any such Acquisition which would result in the total cash consideration paid or to be paid by the Company for Acquisitions since the Effective Date exceeding $3,000,000, the Company shall have provided to the Lenders a certificate of the chief financial officer of the Company (attaching computations and pro forma financial statements to demonstrate pro forma compliance with all financial covenants hereunder both before and after such Acquisition has been completed), stating that (x) such Acquisition complies with this Section 6.14 (y) the Leverage Ratio, both before and after such Acquisition has been completed, does not exceed 3.0 to 1.0, and
(z) that any other conditions under this Agreement relating to such transaction have been satisfied. For purposed of calculating consideration to be paid in connection with any Acquisition, the amount of any earn-out which may be paid by the Company in connection with such Acquisition shall be excluded.

                  (iv) Investments in joint ventures in an aggregate amount not exceeding (A) $1,000,000 with respect to any joint venture, and (B) $3,000,000 in the aggregate.

         6.15 LIENS. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except for the following ("Permitted Liens"):

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

                  (iv) Utility easements, covenants, restrictions, easements, agreements and reservations of record, if any, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which are not violated by the Property and do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

                  (v) Liens existing on the date hereof and described in
Schedule 6.15.

                  (vi) Purchase money Liens securing Indebtedness otherwise permitted pursuant to Section 6.11.

         6.16 AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction.

         6.17 FINANCIAL CONTRACTS. The Company will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract for purposes of financial speculation.

         6.18 ADDITIONAL COVENANTS. Any covenants, terms, conditions or defaults in the Senior Note Agreement as in effect on the date hereof (assuming the effectiveness of the amendments thereto contained in that certain modification letter dated the date hereof) not substantially provided for in this Agreement or more favorable to the holders of Senior Note Agreement issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall effect any such covenants, terms, conditions or defaults as incorporated herein.

         6.19 FINANCIAL COVENANTS.

         6.19.1. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Company will not permit the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries, determined as of the end of each of its fiscal quarters to be less than (i) 1.4 to 1.0 for the quarters ending March 31, 2000 and June 30, 2000,
(ii) 1.45 to 1.0 for the quarter ending September 30, 2000, and (iii) 1.5 to 1.0 thereafter.

         6.19.2. LEVERAGE RATIO. The Company will not permit the Consolidated Leverage Ratio of the Company and its Subsidiaries, determined as of the end of each of its fiscal quarters, to be greater than (i) 4.00 to 1.0 for the period ending March 31, 2000, (ii) 4.50 to 1.0 for the period ending June 30, 2000,
(iii) 4.60 to 1.0 for the period ending September 30, 2000, (iv) 4.25 to 1.0 for the period ending December 31, 2000, and (v) 3.25 to 1.0 for the period ending March 31, 2001 and thereafter.

         6.19.3. MINIMUM CONSOLIDATED NET WORTH. The Company will at all times maintain Consolidated Net Worth of not less than the sum of (i) $52,000,000, plus (ii) 50% of Consolidated Net Income earned in each fiscal year beginning with the year ending March 31, 2000 (without deduction for losses), provided, however, that for purposes of this Section 6.19.3, there shall be added to the Consolidated Net Worth of the Company unusual charges not in excess of $2,000,000 recorded during the fiscal quarter ended March 31, 2000 relating to legal fees or a reserve established therefor and the discontinuance of certain product lines of the Company.

         6.20 ADDITIONAL SECURITY AND COLLATERAL. The Company will (i) cause each Subsidiary of the Company that becomes a Significant Subsidiary of the Company and that is not a Foreign Subsidiary and is not owned by a Foreign Subsidiary from time to time to execute and deliver to the Collateral Agent, within 30 days after such person becomes a Significant Subsidiary, a Subsidiary Guaranty, together with other related documents described in Section 4.1, and the Company shall pledge (or shall cause a Subsidiary to pledge) 100% of the capital stock of each such Person becoming such a Significant Subsidiary within 30 days after such person becomes a Significant Subsidiary to the Collateral Agent for the benefit of the Lenders and the Noteholders; and (ii) promptly pledge 65% of the capital stock of each Foreign Subsidiary formed or acquired after the Effective Date as a direct Subsidiary of the Company that is also a Significant Subsidiary to the Collateral Agent for the benefit of the Lenders and the Noteholders.


                                  ARTICLE VII.

                                    DEFAULTS
                                    --------

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2 Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any facility fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3 The breach by any Borrower of any of the terms or provisions in Sections 6.1, 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17, or 6.18.

         7.4 The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

         7.5 Failure of the Company or any of its Subsidiaries to pay when due (beyond the applicable grace period with respect thereto, if any) any Indebtedness aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Company or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 The Company or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property,

(iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7 Without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Company and its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9 The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11 The Company or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Company, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.


                                 ARTICLE VIII.

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

         8.1 ACCELERATION; FACILITY LC COLLATERAL ACCOUNT.

                  (i) If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives, and (b) upon notice to the Company and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

                  (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

                  (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

                  (iv) Neither any Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Company or paid to whomever may be legally entitled thereto at such time.

         8.2 AMENDMENTS.

                  Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder PROVIDED, HOWEVER, no such supplemental agreement shall, (i) without the consent of the Required U.S. Lenders, allow the Company to obtain a U.S. Revolving Credit Loan or U.S. Facility Letter of Credit if it would otherwise be unable to do so absent such supplemental agreement, or (ii) without the consent of the Required Canadian Lenders, allow the Canadian Borrower, to obtain a Canadian Loan or Canadian Facility Letter of Credit if it would otherwise be unable to do so absent such supplemental agreement; provided, further, that no such supplemental agreement shall, without the consent of all of the Lenders:

                  (a) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

                  (b) Reduce the percentage specified in the definition of Required Lenders or Required Canadian Lenders.

                  (c) Extend the Facility Termination Date, or increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

                  (d) Amend this Section 8.2.

                  (e) Except as allowed in the Loan Documents, release any Guarantor from its obligations under a Guaranty.

                  (f) Except as allowed in the Loan Documents, release any substantial portion of the Collateral.

                  (g) Eliminate the Borrowing Base requirement or increase either of the advance rates set forth in the definition of Borrowing Base.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 13.3.2 without obtaining the consent of any other party to this Agreement.

         8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.


                                  ARTICLE IX.

                                   GUARANTEE
                                   ---------

         9.1 GUARANTEE.

                  (a) The Company hereby unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Canadian Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by the Canadian Borrower.

                  (b) The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which are paid or incurred by the Agent, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

                  (c) No payment or payments made by any Borrower or any other Person or received or collected by the Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                  (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section, it will notify the Agent and such Lender in writing that such payment is made under this Section for such purpose.

         9.2 NO SUBROGATION. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Canadian Borrower or against any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Canadian Borrower in respect of payments made by the Company hereunder, until all amounts owing to the Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly endorsed by the Company to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

         9.3 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS; WAIVER OF RIGHTS. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Obligations made by the Agent or the Required Lenders may be rescinded by the Agent or the Required Lenders, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or the Required Lenders, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of the Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Company, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on any other Borrower or any other guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from any other Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         9.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings among the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Canadian Borrower and the Company with respect to the Obligations. This Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by any Borrower) which may at any time be available to or be asserted by any Borrower against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Company under this
Section 9.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrowers). When pursuing its rights and remedies hereunder against the Company, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against the Company. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Company under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

         9.5 REINSTATEMENT. This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or Trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

         9.6 PAYMENTS. The Company hereby agrees that all payments required to be made by it hereunder will be made to the Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                                   ARTICLE X.

                               GENERAL PROVISIONS
                               ------------------

         10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer not any Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

         10.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         10.6 EXPENSES; INDEMNIFICATION.

                  (i) The Borrowers shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and reasonable time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents.

                  (ii) The Borrowers hereby further agree to indemnify the Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 10.6 shall survive the termination of this Agreement.

         10.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         10.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements.

         10.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.10 NONLIABILITY OF LENDERS. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of the Borrower's business or operations. Each Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         10.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 13.4.

         10.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

                                   ARTICLE XI.

                                    THE AGENT
                                    ---------

         11.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, Michigan is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         11.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

         11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         11.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other reasonable expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 11.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

         11.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         11.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.

         11.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Company or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 11.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         11.13 AGENT'S FEE. The Company agrees to pay to the Agent, for its own account, the fees agreed to by the Company and the Agent from time to time.

         11.14 DELEGATION TO AFFILIATES. The Company and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles X and XI.


                                  ARTICLE XII.

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

         12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                 ARTICLE XIII.

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

         13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

         13.2 PARTICIPATIONS.

         13.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         13.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly scheduled payment of fees on any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension.

         13.2.3. BENEFIT OF SETOFF. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

         13.3 ASSIGNMENTS.

         13.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT F or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Company and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 and in integral multiples of $1,000,000 thereafter, or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

         13.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 13.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Company shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         13.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.11 of this Agreement.

         13.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIV.

                                     NOTICES
                                     -------

         14.1 NOTICES. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party:
(x) in the case of the Borrowers or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its administrative questionnaire, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section
14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

         14.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XV.

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                  ARTICLE XVI.

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

         16.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN.

         16.2 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         16.3 SUBMISSION TO JURISDICTION; WAIVERS.

                  (a) Each Borrower hereby irrevocably and unconditionally:

                           (i) submits for itself and its property in any legal
action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of any United States federal or Michigan state court sitting in Detroit, Michigan and appellate courts from any thereof;

                           (ii) consents that any such action or proceeding may
be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (iii) agrees that service of process in any such
action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or the Canadian Borrower, as the case may be, at the address specified in Section 14.1, or at such other address of which the Agent shall have been notified pursuant thereto;

                           (iv) agrees that nothing  herein shall affect the
right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                           (v) waives, to the maximum extent not prohibited by
law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  (b) The Canadian Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in
Section 16.3(i) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of Company at its address for notices set forth in Section 14.1.

         16.4 ACKNOWLEDGMENTS. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         16.5 POWER OF ATTORNEY. The Canadian Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. The Canadian Borrower hereby explicitly acknowledges that the Agent and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by the Canadian Borrower hereunder is coupled with an interest.

         16.6 JUDGMENT.

                  (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

                  (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.

                             CORRPRO COMPANIES, INC.


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
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                             Telephone:
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                             Fax:
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                             CSI COATING SYSTEMS INC.


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
                                       -----------------------------------------
                             Telephone:
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                             BANK ONE, MICHIGAN
                             as LC Issuer. as Agent and individually as a Lender


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:
                             611 Woodward Avenue
                             Detroit, Michigan  48226
                             Attention:
                                       -----------------------------------------
                             Telephone:
                                       -----------------------------------------
                             Fax:
                                 -----------------------------------------------

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



                             PNC BANK, NATIONAL ASSOCIATION


                             By:
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                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
                                       -----------------------------------------
                             Telephone:
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                             Fax:
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                             KEY BANK


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
                                       -----------------------------------------
                             Telephone:
                                       -----------------------------------------
                             Fax:
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                             FIRSTMERIT BANK, N.A.


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
                                       -----------------------------------------
                             Telephone:
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                             Fax:
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                                       2

                             COMERICA BANK


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
                                       -----------------------------------------
                             Telephone:
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                             Fax:
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                             FIFTH THIRD BANK, NORTHEASTERN OHIO


                             By:
                                ------------------------------------------------
                                 Its:
                                     -------------------------------------------
                             Address:


                             ---------------------------------------------------

                             ---------------------------------------------------
                             Attention:
                                       -----------------------------------------
                             Telephone:
                                       -----------------------------------------
                             Fax:
                                 -----------------------------------------------


                                       3